Exhibit 99.1

EF&A Funding, LLC

Financial Statements (unaudited) as of June 30, 2013

and for the six months ended June 30, 2013 and 2012

EF&A Funding, LLC

EF&A Funding, LLC

Balance Sheets

June 30, 2013 and December 31, 2012

	June 30, 2013	December 31, 2012
	(unaudited)	(audited)

Assets

Cash and cash equivalents	$8,632,241	$4,924,016
Restricted cash	15,705,513	14,366,851
Mortgage loans held for sale	5,719,497	54,424,000
Receivables	1,861,335	1,711,520
Property and equipment, net	376,135	290,945
Mortgage servicing rights, at fair value	64,251,697	60,980,749
Intangible assets	10,120,000	10,120,000
Retained interest in securitization	263,323	367,414
Goodwill	3,247,000	3,247,000
Prepaid expenses and other assets	457,981	1,301,036

Total assets	$110,634,722	$151,733,531

Liabilities and Members’ Equity

Liabilities
Warehouse lines of credit	$—	$47,350,526
Note payable - related party	47,833,607	47,833,607
Accrued interest on related party note payable	8,289,027	6,477,042
Accounts payable and other accrued liabilities	3,195,920	3,094,734
Borrowers’ deposits	688,609	637,596
Recourse liability	13,656,238	11,435,059
Deferred income and other liabilities	196,071	1,179,671

Total liabilities	73,859,472	118,008,235

Commitments and contingencies	—	—

Members’ equity	36,775,250	33,725,296

Total liabilities and members’ equity	$110,634,722	$151,733,531

EF&A Funding, LLC

Statements of Operations

Three and six months ended June 30, 2013 and 2012

	Three months ended June 30,		Six months ended June 30,
	2013 (unaudited)	2012 (unaudited)	2013 (unaudited)	2012 (unaudited)
Revenues
Loan servicing revenue	$4,345,138	$3,600,691	$8,291,581	$7,126,296
Change in fair value of mortgage servicing rights	2,354,617	686,058	3,270,948	716,864
Loan origination revenue	3,698,383	2,060,813	5,474,396	3,054,592
Gain on loan sales	423,568	756,144	1,122,496	1,077,256
Interest	320,881	432,135	660,492	688,672
Recourse liability provision	(1,985,123)	(963,758)	(2,221,179)	(1,153,081)

Total revenues	9,157,464	6,572,083	16,598,734	11,510,599

Expenses
Compensation and benefits	4,654,193	3,265,392	9,333,173	6,310,173
Occupancy and office expenses	212,050	188,134	426,733	369,508
Data processing	212,745	50,227	441,101	153,175
Professional fees	114,944	177,834	176,139	264,561
Interest	1,186,775	1,234,618	2,334,135	2,346,351
Depreciation expense	27,701	26,375	54,041	53,200
Other general and administrative expenses	335,632	479,900	783,458	857,301

Total expenses	6,744,040	5,422,480	13,548,780	10,354,269

Net income	$2,413,424	$1,149,603	$3,049,954	$1,156,330

EF&A Funding, LLC

Statements of Changes In Members’ Equity (Unaudited)

Six months ended June 30, 2013 and 2012

Members’ equity, December 31, 2011	$28,731,791

Net income	1,156,330

Members’ equity, June 30, 2012	$29,888,121

Members’ equity, December 31, 2012	$33,725,296

Net income	3,049,954

Members’ equity, June 30, 2013	$36,775,250

EF&A Funding, LLC

Statements of Cash Flows

Six months ended June 30, 2013 and 2012

	Six months ended June 30,
	2013 (unaudited)	2012 (unaudited)
Cash flows from operating activities
Net income	$3,049,954	$1,156,330
Adjustments to reconcile net income to net cash provided by operating activities
Change in fair value of mortgage servicing rights	(3,270,948)	(716,864)
Change in fair value of interest rate lock commitments	730,000	151,000
Change in fair value of forward sale commitments	(884,000)	(832,000)
Change in fair value of retained interest in securitization	104,091	36,510
Losses charged to recourse liability	—	(1,968,612)
Provision for recourse liability	2,221,179	1,153,081
Loss on disposal of property and equipment	729	26,285
Depreciation and amortization	54,041	53,200
Mortgage loans originated	(215,740,597)	(220,044,725)
Proceeds from sales of mortgage loans	264,445,100	226,979,203
Changes in:
Receivables	(149,815)	(266,971)
Prepaid expenses and other assets	113,055	54,823
Accrued interest on related party note payable	1,811,985	1,934,604
Accounts payable and other accrued liabilities	101,185	(224,799)
Borrowers’ deposits	51,012	289,871
Deferred income and other liabilities	(99,600)	276,778

Net cash provided by operating activities	52,537,371	8,057,714

Cash flows from investing activities
Net increase in restricted cash	(1,338,662)	(1,300,407)
Purchases of property and equipment	(139,958)	(108,327)

Net cash used in investing activities	(1,478,620)	(1,408,734)

EF&A Funding, LLC

Statements of Cash Flows — Continued

Six months ended June 30, 2013 and 2012

	Six months ended June 30,
	2013 (unaudited)	2012 (unaudited)
Cash flows from financing activities
Proceeds from warehouse lines of credit	$229,637,921	$354,250,798
Payments from warehouse lines of credit	(276,988,447)	(361,141,786)

Net cash used in financing activities	(47,350,526)	(6,890,988)

Net increase (decrease) in cash and cash equivalents	3,708,225	(242,008)

Cash and cash equivalents, beginning of period	4,924,016	875,492

Cash and cash equivalents, end of period	$8,632,241	$633,484

Supplemental disclosures of cash flow information
Cash paid for interest	$520,910	$411,747

EF&A Funding, LLC

Notes to Financial Statements

June 30, 2013 (Unaudited) and December 31, 2012

(Audited)

Note 1 - Organization

On January 12, 2007, EF&A Funding, LLC (the “Company”) was acquired under a recapitalization transaction whereby its former members’ ownership interests were redeemed by two new members controlled by The Alliant Company, LLC (“TAC” or “Alliant”). The financial statements of EF&A reflect the allocation of the purchase price of the new owners under the application of push down accounting.

The Company originates, sells, and services multifamily loans under the Delegated Underwriting and Servicing (“DUS”) program of the Federal National Mortgage Association (“Fannie Mae”).  As a result, the Company is dependent on the DUS program for all of its servicing and origination revenue.  The Company is a HUD-approved Title II Non-supervised Mortgagee, and has had zero Title II Non-supervised Mortgages closed in 2013 or 2012. During the three months ended March 31, 2013, the Company was approved as a Government National Mortgage Association (“Ginnie Mae”) issuer in the Ginnie Mae I Multifamily Mortgage Backed Securities Program. The Company has securitized zero loans under this program as of June 30, 2013. For the six months ended June 30, 2013 and 2012, the Company originated loans in 14 states and 24 states, respectively.

On May 14, 2013, TAC executed a Purchase and Sale Agreement with Ares Commercial Real Estate Corporation (“Ares”), a Maryland corporation, whereby Ares will purchase all of the outstanding common units of the Company.  The agreement provides that Ares will pay $52.9 million in cash, subject to certain adjustments, and issue 588,235 shares of its common stock in a private placement as consideration for the acquisition.  As of August 13, 2013, this transaction has not yet closed.

Note 2 - Significant Accounting Policies

Basis of Financial Statement Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) and reporting practices applicable to the mortgage banking industry.

Risks and Uncertainties

In the normal course of its business, the Company encounters two significant types of risk: economic and regulatory.  There are three main components of economic risk: interest rate risk, credit risk and market risk.  The Company is subject to interest rate risk to the extent that in a rising interest rate environment, the Company may experience a decrease in loan production, which may negatively impact the Company’s operations.  In a falling interest rate environment, the Company may be exposed to prepayment risk that may negatively impact the Company’s operations, including servicing revenue as well as the valuation of the mortgage servicing rights.

Credit risk is the risk of default, primarily in the Company’s servicing portfolio that can result in a larger recourse liability.  Market risk reflects changes in the value of securities, the value of collateral underlying loans receivable and the valuation of real estate owned, if any.

The Company is subject to the regulations of the Fannie Mae DUS program, the Federal Housing Administration Title II Non-Supervised Mortgagee Program, and the Ginnie Mae I Multifamily Mortgage Backed Securities Program. These regulations may change significantly from period to period.  Such regulations can also restrict the growth of the Company as a result of capital, underwriting and servicing requirements.

EF&A Funding, LLC

Notes to Financial Statements — Continued

June 30, 2013 (Unaudited) and December 31, 2012

(Audited)

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Material estimates that are particularly susceptible to change in the near term relate to the valuation of mortgage servicing rights, retained interest in securitization and liability for recourse obligations.  Because of inherent uncertainties in estimating these items, it is at least reasonably possible that the estimates used will change in the near term.

Cash and Cash Equivalents

For the purpose of reporting cash flows, cash and cash equivalents includes cash on hand and money market securities with original maturities of less than 90 days.

Concentration of Credit Risk

At various times throughout the year, the Company maintains cash and cash equivalents in accounts with various financial institutions in excess of the amount insured by the Federal Deposit Insurance Corporation. The Company’s management regularly monitors the financial stability of these financial institutions and does not believe there is a significant credit risk associated with deposits in excess of federally insured amounts.

Receivables

Receivables are reported net of an allowance for doubtful accounts.  Management’s estimate of the allowance is based on historical collection experience and a review of the current status of receivables.

EF&A Funding, LLC

Notes to Financial Statements — Continued

June 30, 2013 (Unaudited) and December 31, 2012

(Audited)

Mortgage Loans Held for Sale

The Company originates multi-family mortgage loans which are recorded at the lower of cost or market.  The holding period for these loans is generally one month and the loans are sold to investors at an amount equal to their carrying basis.

Mortgage loans held for sale are sold with mortgage servicing rights retained by the Company.  The carrying value of the mortgage loans sold is reduced by the cost allocated to the associated mortgage servicing rights based on relative fair market values at the time of sale.  Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the adjusted value of the related mortgage loans sold.

Property and Equipment

Furniture, equipment, leasehold improvements and software are stated at cost less accumulated depreciation.  Depreciation of furniture, equipment and software is computed using the straight-line method over the estimated useful lives of the assets, ranging from 3 to 7 years.

Amortization of leasehold improvements is computed over the shorter of estimated useful lives of the assets or the term of the related lease using the straight-line method.  Repairs and maintenance costs are expensed as incurred.

Mortgage Servicing Rights

The Company records an asset representing the right to service loans for others whenever it sells a loan and retains the mortgage servicing rights (“MSRs”).  When the Company sells mortgage loans, it allocates the cost of the mortgage loans between the loans sold and the interest it continues to hold, based on relative fair values.  In accordance with GAAP, the Company reports all MSRs using the fair value method.  Under the fair value method, these MSRs are carried in the balance sheet at fair value and the changes in fair value, primarily due to changes in valuation inputs and assumptions and to the collection/realization of expected cash flows, are reported in income.

Retained Interest in Securitization

The Company classifies its retained interest in securitizations as available-for-sale and carries these securities at their estimated fair value.  If the fair value of the retained interest declines below its amortized cost, the change in valuation is recognized as a loss in the statements of operations.  Interest income on the retained interest is recognized using the effective yield method.  Because market quotes are generally not available for retained interests, the Company estimates fair

EF&A Funding, LLC

Notes to Financial Statements — Continued

June 30, 2013 (Unaudited) and December 31, 2012

(Audited)

value based upon the present value of estimated future cash flows using assumptions of loss severity rates and discount rates that the Company believes market participants would use for similar assets and liabilities.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered.  Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the entity, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the entity does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Mortgage loan sales to Fannie Mae or other private investors under the DUS program meet the criteria described above.  Accordingly, when financial assets are transferred, management removes the sold loans from the balance sheet and recognizes a gain on sale in the statement of operations.

Interest Rate Lock Commitments

The Company enters into interest rate lock commitments with borrowers on loans intended to be held for resale and enters into forward sale commitments under the Fannie Mae DUS program.  In accordance with GAAP, those commitments are considered freestanding derivative instruments.  The interest rate exposure on the interest rate lock commitments is economically hedged with forward sale commitments entered into with Fannie Mae.  Under the Fannie Mae DUS program, both the interest rate lock commitment and forward sale commitment are entered into simultaneously.  The Company records all interest rate lock commitments to customers and commitments to sell to Fannie Mae at fair value, and any changes in fair value are recorded in earnings.

Borrowers’ Deposits

The Company holds borrowers’ deposits, which represent undisbursed funds that were collected for the processing of borrowers’ loan applications and rate lock commitments.  These deposits are collected from borrowers to be used for loan processing costs that are disbursed by the Company on behalf of the borrowers.  These funds are deposited in an account separate from the Company’s operating funds. Borrowers’ deposits from the small loan group are typically refunded at loan closing.  The Company holds other deposits, which represent non-refundable application deposits and rate lock deposits.

Recourse Liability

Under the Fannie Mae DUS program, the Company is responsible for absorbing losses on Fannie Mae Level I originated loans in accordance with its loss sharing agreement with Fannie Mae.  The Company’s loss sharing obligation is limited to a maximum amount equal to 33.33 percent of the original mortgage loan amount.  The recourse liability is based on estimates and is maintained at a level considered adequate to provide for future loss obligations.  An estimate of the recourse liability is recorded at the time of transfer.  The liability is increased by provisions charged to income and reduced by net charge-offs.  In evaluating the adequacy of the liability, the Company performs credit reviews of the servicing portfolio that considers the borrower’s ability to repay, the value of any underlying collateral, the seriousness of the loan’s delinquency status and other factors that affect the collectability of the loan and the estimated amount of the Company’s recourse liability.

Loan Origination Fees

Loan origination fees and certain direct loan origination costs for mortgage loans held for sale are deferred until the related loans are sold.  Net deferred loan origination fees as of June 30, 2013 and December 31, 2012 were

EF&A Funding, LLC

Notes to Financial Statements — Continued

June 30, 2013 (Unaudited) and December 31, 2012

(Audited)

$163,071 and $262,671, respectively, and are included in deferred income and other liabilities on the balance sheets.

Loan Servicing Revenue

Loan servicing revenue is earned for servicing loans, including all activities related to servicing the loans, for Fannie Mae under the DUS program and other investors and is recognized as services are provided.

Goodwill and Other Intangible Assets

Goodwill consists principally of the excess of cost over the fair value of net assets acquired in business combinations, $3,247,000 at acquisition date, and is not amortized.  Other intangible assets include identifiable intangible assets with indefinite lives of $10,120,000.  Intangible assets with indefinite lives (trade name, trademark and Fannie Mae DUS agreement) are not amortized.

In accordance with GAAP, the Company performs an annual assessment of impairment of its intangible assets in the fourth quarter of each year, unless circumstances dictate assessments that are more frequent.  Each test of goodwill requires the Company to determine the fair value of each reporting unit, and compare the fair value to the reporting unit’s carrying amount.  A reporting unit is defined as an operating segment or one level below an operating segment.  The Company determines the fair value of its reporting units using a combination of three

EF&A Funding, LLC

Notes to Financial Statements — Continued

June 30, 2013 (Unaudited) and December 31, 2012

(Audited)

valuation methods: market multiple approach; discounted cash flow approach; and comparable transactions approach.  To the extent a reporting unit’s carrying amount exceeds its fair value, an indication exists that the reporting unit’s goodwill may be impaired and the Company must perform a second more detailed impairment assessment.  The second impairment assessment involves allocating the reporting unit’s fair value to all of its recognized and unrecognized assets and liabilities in order to determine the implied fair value of the reporting unit’s goodwill as of the assessment date.  The implied fair value of the reporting unit’s goodwill is then compared to the carrying amount of goodwill to quantify an impairment charge as of the assessment date.  The Company’s annual assessment in 2012 concluded that there was no impairment of goodwill or indefinite-lived intangible assets as of the Company’s most recent testing date.

Income Taxes

The Company has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes.  Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns.  The Company’s federal tax status as a pass-through entity is based on its legal status as a limited liability company.  Accordingly, the Company is not required to take any tax positions in order to qualify as a pass-through entity.  The Company is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Company has no other tax positions that must be considered for disclosure. Income tax returns filed by the Company are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2009 remain open.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, cash equivalents, mortgage loans held for sale, short-term accounts receivable, short-term accounts payable and accrued expenses.  The carrying value of these financial instruments approximates fair value due to the short-term nature of these items.  Management believes it is not practical to determine the fair value of its related party notes payable.

Recent Accounting Pronouncements

In May 2011, the FASB issued an ASU to the fair value measurement and disclosure accounting guidance which provides a consistent definition and measurement of fair value, as well as similar disclosure requirements between U.S. GAAP and International Financial Reporting  Standards.  The ASU  changes certain fair value

EF&A Funding, LLC

Notes to Financial Statements — Continued

June 30, 2013 (Unaudited) and December 31, 2012

(Audited)

measurement principles, clarifies the application of existing fair value measurement and expands the fair value disclosure requirements, particularly for Level 3 fair value measurements was effective for the Company on January 1, 2012.  The adoption of the ASU has not had a material effect on its financial statements.

In September 2011, the FASB issued an ASU related to the accounting for goodwill.  Under the goodwill ASU, entities have the option of performing a qualitative assessment before calculating the fair value of the reporting unit when testing goodwill for impairment.  If the fair value of the reporting unit is determined, based on qualitative factors, to be more likely than not less than the carrying amount of the reporting unit, then entities are required to perform the two-step goodwill impairment test.  The ASU was effective for the Company on January 1, 2012, with early adoption permitted.  The adoption of the goodwill ASU has not had a material effect on the Company’s financial statements.

Note 3 - Restricted Cash

As of June 30, 2013 and December 31, 2012, restricted cash consisted of the following:

	June 30, 2013	December 31, 2012
Borrowers’ deposits	$695,109	$657,098
FDIC-insured money market accounts	15,010,404	13,709,753

Total restricted cash	$15,705,513	$14,366,851

Note 4 - Receivables

As of June 30, 2013 and December 31, 2012, receivables consisted of the following:

	June 30, 2013	December 31, 2012
Service fees receivables	$1,353,076	$1,339,435
Servicing expense receivables	59,793	44,913
Advances on delinquent loans	98,344	221,577
Miscellaneous receivables	350,122	105,595

Total receivables	$1,861,335	$1,711,520

EF&A Funding, LLC

Notes to Financial Statements — Continued

June 30, 2013 (Unaudited) and December 31, 2012

(Audited)

Advances on delinquent loans of $98,344 and $221,577 as of June 30, 2013 and December 31, 2012, respectively, are advances paid to Fannie Mae in connection with the loss sharing recourse liability (see Note 9 - Recourse Liability). These advances will be applied against the Company’s obligations under the recourse liability when settlements occur.  Accordingly, they are presented in the financial statements at their full amount and are included in receivables on the accompanying balance sheets.  The Company expects a majority of the non-performing loan receivable balances to be applied against the final recourse amount.

Property Inspection Fees Receivable

The Company receives fees for property inspections that it performs on behalf of Alliant Asset Management Company (“AAMC”), an entity with common ownership to TAC.  For the three and six months ended June 30, 2013, $42,000 and $74,400, respectively, was earned, and is included in loan servicing revenue in the accompanying statements of operations.  For the three and six months ended June 30, 2012, $12,000 and $46,800, respectively, was earned, and is included in loan servicing revenue in the accompanying statements of operations.  As of June 30, 2013 and December 31, 2012, the balance of the related receivable from the AAMC was $74,400 and $-0-, respectively, which is included in receivables on the accompanying balance sheets.

Note 5 - Property and Equipment

As of June 30, 2013 and December 31, 2012, property and equipment consisted of the following:

	June 30, 2013	December 31, 2012
Furniture and equipment	$603,135	$505,392
Leasehold improvements	45,792	12,520
Software	97,350	109,399

	746,277	627,311
Less accumulated depreciation	(370,142)	(336,366)

Property and equipment, net	$376,135	$290,945

For the three and six months ended June 30, 2013, depreciation expense was $27,701 and $54,041, respectively.  For the three and six months ended June 30, 2012, depreciation expense was $26,375 and $53,200, respectively.

Note 6 - Mortgage Servicing Rights

The value of MSRs is derived from the cash flows associated with the servicing contracts on loans sold.  The Company receives a servicing fee ranging generally from 5 to 113 basis points annually on the remaining outstanding principal balances of the loans.  The servicing fees are collected from the monthly payments made by the mortgagees.  The Company generally receives other remuneration including rights to various mortgagor-contracted fees such as late charges, collateral re-conveyance charges and loan prepayments penalties and the Company is generally entitled to retain the interest earned on funds held pending remittance related to its collection of mortgagor principal.

The precise market value of MSRs cannot be readily determined because this asset is not actively traded in stand-alone markets.  Considerable judgment is required to determine the fair values of this asset and the exercise of such judgment can significantly impact the Company’s earnings.  Therefore, management exercises extensive and active oversight of this process.

EF&A Funding, LLC

Notes to Financial Statements — Continued

June 30, 2013 (Unaudited) and December 31, 2012
(Audited)

The Company’s MSR valuation process combines the use of a discounted cash flow model, extensive analysis of current market data and senior financial management oversight to arrive at an estimate of fair value at each balance sheet date.  The cash flow assumptions and prepayment assumptions used in the discounted cash flow model are based on management’s own empirical data drawn from the historical performance of the MSRs, which management believes is consistent with assumptions and data used by market participants valuing MSRs.  The most critical assumptions used in the valuation of MSRs include the rate mortgages are prepaid and discount rates.  These variables can, and generally do, change from quarter to quarter as market conditions and projected interest rates change.  Management does contract with an outside service to make the associated calculations and reviews the calculations and assumptions used prior to recording any fair value adjustment.

As of June 30, 2013 and December 31, 2012, key assumptions used in estimating the fair value of the Company’s MSRs were as follows (weighted averages are based upon unpaid principal balance):

	6/30/2013	12/31/2012
Fair value of MSRs	$64,251,697	$60,980,749
Weighted average prepayment rate	1.18%	1.43%
Weighted average life (in months)	65	64
Cash flow discount rate	12.00%	12.00%

EF&A Funding, LLC

Notes to Financial Statements — Continued

June 30, 2013 (Unaudited) and December 31, 2012
(Audited)

As of June 30, 2013 and December 31, 2012, mortgage servicing rights consisted of the following (amounts utilized in the following table to reconcile the change in fair value for December 31, 2012 are for the annual period then ended; whereas amounts utilized in the June 30, 2013 reconciliation are for the six months then ended):

	June 30, 2013	December 31, 2012
Fair value, beginning of year	$60,980,749	$55,070,413
Servicing resulting from transfers of financial assets	7,118,778	15,107,538
Change in fair value due to payments and payoffs on loans	(3,847,830)	(9,197,202)

Fair value, end of period	$64,251,697	$60,980,749

Note 7 - Fair Value Disclosures

The accounting standard for fair value measurement and disclosures defines fair value, establishes a framework for measuring fair value, and provides for expanded disclosure about fair value measurements.  Fair value is defined by the accounting standard for fair value measurement and disclosures as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It also establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three levels.  The following summarizes the three levels of inputs and hierarchy of fair value the Company uses when measuring fair value:

Level 1

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access.

Level 2

Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as interest rates and yield curves that are observable at commonly quoted intervals.

EF&A Funding, LLC

Notes to Financial Statements — Continued

June 30, 2013 (Unaudited) and December 31, 2012
(Audited)

Level 3

Level 3 inputs are unobservable inputs for the asset or liability that are typically based on an entity’s own assumptions as there is little, if any, related market activity.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the fair value measurement will fall within the lowest level input that is significant to the fair value measurement in its entirety.

The following describes valuation methodologies used to measure assets and liabilities at fair value on a recurring and nonrecurring basis, as well as the classification of the assets or liability within the fair value hierarchy.

Mortgage Servicing Rights

Mortgage servicing rights are valued based on valuation models that utilize assumptions based on the predominant risk characteristics of the underlying loans, including principal balance, interest rate, weighted average life, cost to service and estimated prepayment speeds.  See Note 6 for specific assumptions used in valuing mortgage servicing rights.  The valuation models estimate the present value of estimated future net servicing income.  The Company classifies mortgage servicing rights subjected to recurring fair value adjustments as Level 3.

Retained Interest in Securitization

Retained interest in securitization is valued based on the estimated fair value based on the net present value of estimated future cash flows.  See Note 8 for the specific assumptions used in valuing retained interest in securitization.  The Company classifies retained interest in securitization subjected to recurring fair value adjustments as Level 3.

Loan Commitments

Unlike most other derivative instruments, there is no active market for the loan commitments that can be used to determine their fair value. The Company has developed a method for estimating the fair value by calculating the change in market value from a commitment date to a measurement date based upon changes in applicable interest rates during the period. The Company classifies loan commitments subjected to recurring fair value adjustments as Level 3.

EF&A Funding, LLC

Notes to Financial Statements — Continued

June 30, 2013 (Unaudited) and December 31, 2012
(Audited)

Items Measured on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis as of June 30, 2013 and December 31, 2012 are reflected in the following tables:

June 30, 2013

(In thousands of dollars)	Level 1	Level 2	Level 3	Fair Value
Mortgage servicing rights	$—	$—	$64,252	$64,252
Retained interest in securitization	—	—	263	263
Interest rate lock commitments	—	—	79	79
Forward sale commitments	—	—	(33)	(33)

December 31, 2012

(In thousands of dollars)	Level 1	Level 2	Level 3	Fair Value
Mortgage servicing rights	$—	$—	$60,981	$60,981
Retained interest in securitization	—	—	367	367
Interest rate lock commitments	—	—	809	809
Forward sale commitments	—	—	(917)	(917)

Note 8 - Retained Interest in Securitization

As a part of an arrangement where the Company originated $406,375,200 of loans in 1995 for an entity that securitized and sold such loans, the Company received the highest risk unrated traunch of this security that absorbs all future losses on the $406,375,200 of loans up to $8,127,504.  As of June 30, 2013 and December 31, 2012, the estimated fair value was $263,323 and $367,414 and related to all traunches of this security held by the Company (included in Note 11 as “Loans Serviced - Fannie Mae Non DUS”).

The significant assumptions used in estimating the fair value of the retained interest were as follows:

	June 30, 2013	December 31, 2012
Cash flow discounted rate	10%	10%
Loss severity rate	1%	1%

EF&A Funding, LLC

Notes to Financial Statements — Continued

June 30, 2013 (Unaudited) and December 31, 2012

(Audited)

As of June 30, 2013, retained interest in securitization consisted of the following:

Fair value, beginning of year	$367,414
Decrease of interest in securitization	(104,091)

Fair value, end of period	$263,323

Note 9 - Recourse Liability

As of June 30, 2013 and December 31, 2012, recourse liability consisted of the following (amounts utilized in the following table to reconcile the change in the liability balance for December 31, 2012 are for the annual period then ended; whereas amounts utilized in the June 30, 2013 reconciliation are for the six months then ended):

	June 30, 2013	December 31, 2012
Balance, beginning of year	$11,435,059	$12,908,790
Provision for recourse liability	2,221,179	4,543,556
Losses incurred/settlements	—	(6,017,287)

Balance, end of period	$13,656,238	$11,435,059

Loans sold under the Fannie Mae DUS program are subject to the Fannie Mae master loss sharing agreement, which was amended and restated during 2012. The amended agreement modified primarily the way in which the Company shares losses with Fannie Mae and the modifications were retroactive to cover primarily all loans under service by the Company. Under the amended agreement, the Company is required to share the losses incurred by Fannie Mae of up to 33.33 percent of the original mortgage balance.  As of both June 30, 2013 and December 31, 2012, the outstanding balance of loans sold under this program was approximately $3.9 billion and represents off-balance sheet risk in the normal course of business.  The recourse liability has been established to address the Company’s potential loss exposure under the Fannie Mae loss sharing agreement. Because of inherent uncertainties in estimating these items, it is at least reasonably possible that the estimates used will change in the near term and that actual results could differ from these estimates.

Note 10 - Notes Payable

Line of Credit

As of June 30, 2013 and December 31, 2012, the Company maintained a line of credit with Bank of America, N.A. of $80,000,000 with a stated interest rate of BBA LIBOR Daily Floating Rate plus 1.60.  As of June 30, 2013 and December 31, 2012, the rate was 1.795 percent and 1.812 percent, respectively.  The current line of credit agreement was amended in June 2013 to extend the expiration date of the line of credit to January 31, 2014. As of June 30, 2013 and December 31, 2012, outstanding borrowings under this line were $-0- and $47,350,526, respectively.

The line is collateralized by a first lien on the Company’s interest in the mortgage loans that it originates and has not yet sold.  Advances from the line of credit cannot exceed 100 percent of the principal amounts of the mortgage loans originated by the Company and must be repaid at the earlier of the sale or other disposition of the mortgage loans or at the expiration date of the warehouse line of credit.  The terms under the line of credit agreement require the Company to comply with various covenants, including a minimum tangible net worth

EF&A Funding, LLC

Notes to Financial Statements — Continued

June 30, 2013 (Unaudited) and December 31, 2012

(Audited)

requirement.  Management believes the Company is in compliance with all covenants as of the balance sheet dates.

ASAP Line of Credit

In 2009, the Company entered into a Multifamily As Soon As Pooled (“ASAP”) sale agreement with Fannie Mae.  The agreement authorizes the Company to deliver closed and funded multifamily mortgage loans concurrent with entering into a designated forward sale agreement with each of those loans for a specified price.  Fannie Mae then advances payment to the Company in two separate installments according to the terms as set forth in the ASAP sale agreement. The first installment is considered an advance to the Company from Fannie Mae and not a sale until the second advance and settlement.  Installments received by the Company from Fannie Mae to fund loans are financed on the Fannie Mae ASAP Line of Credit which charges interest at a floating daily rate of LIBOR+150 with a floor of 1.85 percent and secured by the originated loan.  In November 2012, the floating daily rate was adjusted to LIBOR+150 with a floor of 1.75 percent.  As of June 30, 2013 and December 31, 2012, the rate was at the stated minimum of 1.75 percent.  As of both June 30, 2013 and December 31, 2012, $-0- of loans are being held for sale through the ASAP program.  Furthermore, there were no outstanding borrowings on the ASAP Line at June 30, 2013 and December 31, 2012.

Note Payable - Related Party

As part of the recapitalization agreement on January 12, 2007, a $64,000,000 subordinated note payable to TAC was created.  The note payable to TAC is related to a loan that TAC has with a bank.  The note bears interest at a rate of 8 percent per annum and matures in 2014.  For the three and six months ended June 30, 2013, interest incurred on the note was $967,302 and $1,923,974, respectively, which is included in interest expense on the accompanying statements of operations.  For the three and six months ended June 30, 2012, interest incurred on the note was $967,302 and $1,934,604, respectively, which is included in interest expense on the

EF&A Funding, LLC

Notes to Financial Statements — Continued

June 30, 2013 (Unaudited) and December 31, 2012

(Audited)

accompanying statements of operations.  As of June 30, 2013 and December 31, 2012, accrued and unpaid interest was $8,289,027 and $6,477,042, respectively.  As of both June 30, 2013 and December 31, 2012, the balance of the note payable to TAC was $47,833,607.

Management believes the Company was in compliance with all covenants as of June 30, 2013.  However, in 2012, the Company was not able to meet all of the debt covenant ratio requirement due to the unexpected expense related to payment of a termination benefit paid to the Company’s former CEO who retired due to a terminal illness (see Note 13). Because of the unusual nature of the CEO’s termination expense which resulted in the Company’s inability to meet the required debt service ratio requirement, management requested and received waivers from the lender regarding the debt covenant violation for the first two quarterly compliance periods during the year ended December 31, 2012. Management believes the Company was in compliance with all debt covenants for the remaining two quarterly compliance periods during the year ended December 31, 2012.

The financial covenants were modified during November of 2012. These modifications primarily included a reduction in the required debt service ratio and in the exclusion of any payments or expenses related to the termination of the former CEO from the calculation of the debt service ratio for the compliance quarters ending March 31, 2012, June 30, 2012, and September 30, 2012. Management believes the Company was in compliance with all covenants, as modified, as of June 30, 2013 and December 31, 2012.

As of December 31, 2012, the principal payments required under the loan between TAC and the bank for each of the next three years were as follows:

Ending December 31,	Amount
2013	$8,250,000
2014	8,000,000
2015	8,750,000
$25,000,000

The Company is not required to make periodic principal payments according to the terms of its loan agreement with TAC, and made no principal payments during the six months ended June 30, 2013 and 2012.

EF&A Funding, LLC

Notes to Financial Statements — Continued

June 30, 2013 (Unaudited) and December 31, 2012

(Audited)

Note 11 - Loan Servicing and Escrow Funds

As of June 30, 2013 and December 31, 2012, the Company’s loans servicing portfolio consisted of the following:

	6/30/2013		12/31/2012
	Loans	Dollar Value	Loans	Dollar Value
Loans serviced - Fannie
Mae Level I	1,019	3,867,408,570	1,008	3,865,095,002
Loans serviced - Fannie
Mae Level II	3	14,825,066	3	14,932,691
Loans serviced - Fannie
Mae Non DUS	6	5,647,461	8	8,279,859

Totals	1,028	$3,887,881,097	1,019	$3,888,307,552

As of June 30, 2013 and December 31, 2012, related custodial funds on deposit in custodial bank accounts were $101,409,951 and $77,700,901, respectively, which are not included in the accompanying balance sheets.  However, the Company does benefit from these deposits by retaining interest earned.

Note 12 - 401(k) Plan

The Company has adopted a 401(k) savings plan (the “Plan”) that covers all employees having completed at least three months of service and attained age 21.  Participants may make voluntary contributions to the Plan of up to 90 percent of their compensation or the maximum allowed by the Internal Revenue Service.  The Company does not match employees’ contributions.

Note 13 - Commitments and Contingencies

Loan Commitments

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business.  To date, these financial instruments include commitments to extend credit and sell loans.

Commitments to extend credit are generally agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Occasionally, the commitments may expire without being drawn upon, therefore, the total commitment amounts does not necessarily represent future cash requirements.

As of June 30, 2013, outstanding commitments were as follows:

Commitments to sell loans	$5,719,497

Commitments to fund loans	$1,899,000

EF&A Funding, LLC

Notes to Financial Statements — Continued

June 30, 2013 (Unaudited) and December 31, 2012

(Audited)

As of December 31, 2012, outstanding commitments were as follows:

Commitments to sell loans	$54,424,000

Commitments to fund loans	$5,297,100

The Company sells substantially all of its loan originations in the secondary market. The Company uses derivative instruments to manage interest rate risk associated with these activities. Specifically, the Company enters into interest rate lock commitments (“IRLCs”) with borrowers, which are considered to be derivative instruments. The Company manages its exposure to interest rate risk in IRLCs by entering into forward sale commitments to sell loans to Fannie Mae. Commitments to sell loans expose the Company to interest rate risk if market rates of interest decrease during the commitment period. Such forward sale commitments are considered to be derivative instruments. These derivatives are not designated as accounting hedges as specified in GAAP. As such, changes in the fair value of the derivative instruments are recognized currently through earnings.

As of June 30, 2013 and December 31, 2012, the fair value of interest rate lock commitments was as follows:

	June 30, 2013	December 31, 2012
Fair value, beginning of year	$809,000	$753,000
Gain (loss) in interest rate lock commitments	(730,000)	56,000

Fair value, end of period	$79,000	$809,000

As of June 30, 2013 and December 31, 2012, the fair value of forward sale commitments was as follows:

	June 30, 2013	December 31, 2012
Fair value, beginning of year	$(917,000)	$(832,000)
Gain (loss) in forward sale commitments	884,000	(85,000)

Fair value, end of period	$(33,000)	$(917,000)

EF&A Funding, LLC

Notes to Financial Statements — Continued

June 30, 2013 (Unaudited) and December 31, 2012

(Audited)

As of June 30, 2013 and December 31, 2012, net unrealized cumulative gains (losses) of $46,000 and ($108,000), respectively, were recognized in net gain (loss) on loan sales activities on the derivative instruments specified in the previous paragraph.

The following table summarizes the Company’s derivative assets and liabilities as of June 30, 2013 and December 31, 2012:

	June 30, 2013	December 31, 2012
Interest rate lock commitments	$79,000	$809,000
Forward sale commitments	(33,000)	(917,000)

Net unrealized cumulative gain (loss)	$46,000	$(108,000)

Interest rate lock commitments of $79,000 and $809,000 are included in other assets and forward sale commitments of $33,000 and $917,000 are included in other liabilities at June 30, 2013 and December 31, 2012, respectively.

Fannie Mae DUS Reserve

As of June 30, 2013 and December 31, 2012, U.S. Government and governmental agency securities and cash equivalents pledged to Fannie Mae were approximately $15,000,000 and $13,700,000, respectively.  Fannie Mae requires the Company to maintain in its favor permitted investments or a letter of credit that serves as additional collateral to secure any loan loss obligation of a DUS lender to Fannie Mae.  The amount of the permitted investments or letter of credit increases or decreases depending upon the amount of the original principal balance of mortgage loans sold to Fannie Mae by the DUS lender.

Mortgage Impairment Insurance

As of June 30, 2013 and December 31, 2012, the Company carried mortgage impairment insurance coverage of $25,000,000 at each date.  Mortgage impairment insurance provides the Company with hazard insurance coverage for mortgage loan collateral in the event of a catastrophe for which the borrowers insurance does not provide sufficient to protect the Company from loss on loans originated under the Fannie Mae DUS program.

Mortgage Bankers’ Blanket Bond

As of June 30, 2013 and December 31, 2012, the Company carried a mortgage bankers’ blanket bond of $5,000,000, and carried errors and omissions insurance coverage in excess of the mortgage bankers’ blanket bond of $8,500,000 as of June 30, 2013 and December 31, 2012.

EF&A Funding, LLC

Notes to Financial Statements — Continued

June 30, 2013 (Unaudited) and December 31, 2012

(Audited)

Lease Commitments

The Company is obligated under a non-cancelable lease for office space in various cities through March 31, 2017.  As of December 31, 2012, future minimum lease payments under non-cancelable leases were estimated as follows:

Ending December 31,	Amount
2013	$380,029
2014	355,086
2015	127,317
2016	130,616
2017	47,888

$1,040,936

The Company currently leases office space in Washington D.C.; San Francisco, California; Chicago, Illinois; Seattle, Washington; and Alpharetta, Georgia on a year-to-year basis that are not included in the future lease commitments detailed above.  For the three and six months ended June 30, 2013, total rent expense was $163,064 and $323,527, respectively, which is included in occupancy and office expenses in the accompanying statements of operations.  For the three and six months ended June 30, 2012, total rent expense was $130,015 and $258,108, respectively, which is included in occupancy and office expenses in the accompanying statements of operations.

Litigation

In the normal course of business, the Company is at times subject to pending and threatened legal actions and proceedings. After reviewing with counsel, management does not believe that any pending proceedings will result in a material adverse effect on the Company’s financial condition, results of operations, or cash flows.

Fannie Mae Loan Guarantee

In early 2009, the Company originated and sold a $25,998,500 loan (the “Southside Loan”) to Fannie Mae. Subsequently, in November 2009, an affiliate of the Company purchased the Southside Loan with financing provided by Fannie Mae. The Company and TAC provided a guarantee to Fannie Mae for the loan totaling $26,489,662. Separately, TAC has entered into a Guaranty Reimbursement Agreement (see below) with the Company whereby TAC has agreed to fund any payments under the Fannie Mae loan guaranty.  The affiliate incurred a loss of $13,427,952 based upon appraised values of its underlying collateral related to the loan. As of November 1, 2012, this loan was paid in full by the affiliate.

Guaranty Reimbursement Agreement

The Company entered into a Guaranty Reimbursement Agreement with TAC on November 1, 2009, whereby TAC has agreed to fund any payments required to be made under the Fannie Mae loan guaranty described above related to the Southside Loan.  As a result, the Company did not make any payments pursuant to the Southside Loan and the loan was paid in full by the affiliate in November 1, 2012.

EF&A Funding, LLC

Notes to Financial Statements — Continued

June 30, 2013 (Unaudited) and December 31, 2012

(Audited)

Percentage Compensation Put

During 2010, the Company entered into a compensation agreement which provided the CEO with certain vested rights in the future income on the Company’s mortgage servicing portfolio upon occurrence of certain events.  On October 1, 2011, an option under the agreement was exercised whereby remaining payments could be accelerated on a discounted basis.  The accelerated payment provision provides for payment of one third of the entire benefit upon the exercise of the put, and the remaining balance over equal monthly installments over the subsequent 36 months.  The total benefit under the agreement is $3,170,916, of which $640,708 was reserved for losses on loans.  As of June 30, 2013 and December 31, 2012, $796,662 and $1,098,824, respectively, of the percentage compensation remains payable, included in accounts payable and other accrued liabilities in the accompanying balance sheets.

Note 14 - Subsequent Events

Events that occur after the balance sheet date but before the financial statements were available to be issued must be evaluated for recognition or disclosure.  The effects of subsequent events that provide evidence about conditions that existed at the balance sheet date are recognized in the accompanying financial statements.  Subsequent events which provide evidence about conditions that existed after the balance sheet date require disclosure in the accompanying notes. Management evaluated the activity of the Company through August 13, 2013 and concluded that no subsequent events have occurred that would require recognition in the financial statements.